SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 6, 2014 (May 2, 2014)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07    Submission of Matters to a Vote of Security Holders.

(a)    The Company’s annual meeting of shareholders was held on May 2, 2014 at the Stones River Country Club, 1830 NW Broad Street, Murfreesboro, Tennessee. As of the record date, there were a total of 33,051,176 shares of Common Stock outstanding and entitled to vote at the annual meeting. At the annual meeting, 30,375,949 shares of Common Stock were represented in person or by proxy; therefore, a quorum was present.

(b)     Set forth below are the matters acted upon by the Company’s shareholders at the annual meeting and the final voting results on each such matter.

(1) The nominees named below were elected to serve as members of the Board of Directors of the Company for a three-year term until the 2017 annual meeting of shareholders and until their successors are duly elected and qualified, and the voting results were as follows:

Nominee	Votes For	Votes Against	Abstentions	Broker Non-Votes
W. Andrew Adams	22,235,653	1,622,774	30,843	6,486,679
Robert A. McCabe, Jr.	22,345,761	1,509,607	33,902	6,486,679

(2)    The amendment to the Articles of Incorporation of the Company to increase the number of authorized shares from forty million to sixty million was approved with the following voting results:

Votes For	Votes Against	Abstentions
29,479,098	650,109	246,742

(3)    The compensation paid to NHI’s named executive officers was approved with the following voting results:

Votes For	Votes Against	Abstentions	Broker Non-Votes
18,560,594	5,235,940	92,736	6,486,679

(4)    The selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified, and the voting results were as follows:

Votes For	Votes Against	Abstentions
30,230,856	122,202	22,891

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ Roger Hopkins
Name: Roger Hopkins
Title: Principal Accounting Officer
Date:    May 6, 2014